SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) Of The
SECURITIES EXCHANGE ACT OF 1934

Date of Report:                         July 22, 1997

Exact Name of Regustrant
as specified in its charter:         BELL ATLANTIC CORPORATION

Commission File Number:              1-8606

State of Incorporation:              Delaware

IRS Employer Identification No:      23-2259884

Address of Principal
executive offices:                   1717 Arch Street
                                     Phladelphia, PA.  19103

Registrant's telephone number:       (215) 963-6000

Former Name or former address,
if changed since last report:           N/A




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Item 5. Other Events


  Attached as an exhibit is a copy of a press release issued by Bell Atlantic Corporation dated July 22, 1997 announcing 2nd Quarter earnings for 1997.



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Item 7.   Financial Statements and Exhibits.



  c)  The following exhibits are incorporated by reference into this report.



   20      Press Release Dated July 22, 1997




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EXHIBIT INDEX


Exhibit No.     Description


  (20)          Press Release Dated July 22, 1997




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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




BELL ATLANTIC CORPORATION




By /s/ William O. Albertini
   Willaim O. Albertini
   Executive Vice President and Chief Financial Officer


Date: July 22, 1997









FOR IMMEDIATE RELEASE                  Contact:
Tuesday, July 22, 1997                 Jay Grossman
                                       215-963-6521
                                       jay.grossman@bell-atl.com


Bell Atlantic Announces Robust Second Quarter Earnings

Adjusted Earnings per Share Up 11.4 Percent

PHILADELPHIA - Continuing the pace recorded in the first quarter of the year, Bell Atlantic Corp. (NYSE: BEL) registered robust earnings in the second quarter of 1997 on strong demand for communications services in the company's core telephone and wireless businesses.

   The company reported adjusted second quarter 1997 earnings per share of $1.17, an increase of 11.4 percent over the second quarter of 1996, before a charge of $.03 for a writedown of its investment in CAI Wireless Systems, Inc. Adjusted net income for the second quarter of 1997 was $513.9 million,
10.8 percent higher than the second quarter of 1996, before the charge of $15 million.

   "The story for our second quarter performance is straightforward and simple," said Bell Atlantic Chairman and CEO Raymond W. Smith. "The beat goes on:

   "In the face of increasing competition in our core businesses, revenues are rising, expenses are in check and operating income is increasing at double-digit rates. We are opening new channels to make it even easier for customers to do business with us, our network operations continue to deliver solid service and our wireless operations continue their success story.

   "We again have demonstrated our ability to identify real opportunities and marshal our resources to take best advantage of them. With the commitments we have just made to the FCC, we anticipate that our merger with NYNEX soon will clear the final hurdle at the Commission with no additional financial impact on our new company. Now we can tackle the best opportunity of all: unifying, providing service - including long distance - and winning in the best communications marketplace in the world," Smith said.

   "We have never been more confident in our ability to capitalize on the tremendous opportunities open to us."

   The corporation's 1997 second quarter revenues increased by 6.7 percent over the year earlier period, and by 7.7 percent including its proportionate share of domestic cellular revenues.

                           Network Highlights

     Bell Atlantic's telephone business realized a strong, 5.6 percent revenue increase in the second quarter of the year as demand generated continued growth in access lines and value-added services, while the company maintained excellent customer service levels.

     "We have bolstered our already-strong customer service capabilities by adding service consultants over the past year to provide faster access to our business offices while increasing revenue through this channel," said Bell Atlantic Vice Chairman James G. Cullen. "We believe this is proof that excellent customer service will be a key differentiator for Bell Atlantic in the competitive marketplace. We extended that notion to the small business market, as well, by introducing the Telephone Account Management channel in the second quarter to provide personalized attention to our top small business accounts.

   "In addition, we have signed up 185,000 customers through the first half of 1997 in our New Jersey and Pennsylvania toll calling plans, clearly demonstrating the strength of the Bell Atlantic brand in countering competition."

  In the network business:

   Access lines in service totaled approximately 21 million on June 30, 1997, an increase of 4.0 percent over the same date in 1996. The increase included
   10.9 percent Centrex line growth year over year.

   Access minutes of use grew 7.8 percent compared with the second quarter last year.

   At the end of the second quarter, Bell Atlantic had more than 240,000 ISDN (Integrated Services Digital Network) lines in service, more than 40 percent more than a year earlier.

  In the residential market:

  Sales of secondary residential lines in the second quarter of 1997 continued at a strong clip, increasing by 228,600, a 7.6 percent increase in sales above the year earlier period.

  In the second quarter, revenues from Home Voice Mail and central office-based services such as Caller ID, Return Call and Call Waiting were up approximately 20 percent compared with the 1996 period. Caller ID revenues grew 45.5 percent in the last quarter over the year-earlier period. Revenues from Return Call, often featuring a voice-recorded read-out of the calling party's number, grew 37.1 percent from second quarter 1996 levels.

  In the business markets:

  The company's popular customized Centrex packages for small businesses added 247,000 lines in the quarter for 85 percent growth year over year. Second quarter revenue was $56.3 million, up 48.3 percent over the 1996 period.

  In the large business segment, revenues from high-speed Fast Packet services grew about 90 percent from second quarter 1996 levels.

  Bell Atlantic Network Integration, Inc., delivered revenue growth of more than 50 percent over the 1996 quarter, bringing the unit's quarterly revenues to nearly $60 million.

   Network operating expenses of $2.5 billion for the quarter were 2.7 percent higher than in the 1996 quarter, including costs of meeting the requirements of the Telecom Act checklist and increased marketing expenditures.

   "Expense control is especially impressive in that we spent nearly $55 million in the second quarter to redesign software, add capacity in our operating support systems and improve our ordering systems to meet our obligations under the Telecom Act and to accommodate competitive local carriers as we continue to open our local networks," Cullen said. "All this helps pave the way for our entry into the long distance market. We plan to start filing our applications in the fourth quarter.

   "Our core network business continued to advance last quarter on all essential fronts: revenue generation, expense control, efficient delivery channels and customer service," Cullen said. "Margins and capital productivity were higher as we demonstrated that we can win in the marketplace and create value for our shareowners."

                          Wireless Highlights

     In the second quarter of 1997, Bell Atlantic's global wireless portfolio of 89 million POPs (people in markets served) saw new product introductions and business expansion on all fronts.

     "In the second quarter, we deployed CDMA (code division multiple access) digital networks in all our domestic markets, enabling us to launch next-generation wireless services well ahead of most new market entrants.
We improved our wireless results for market penetration, customer churn and cash flow margin, despite downward pressure on service pricing and increased marketing expenses," said Bell Atlantic Vice Chairman Lawrence T. Babbio, Jr. "We've shown the rest of the industry how to deliver a great value proposition: Real innovation at great prices.

     "PrimeCo, our PCS partnership, added about 81,000 new subscribers in the second quarter - in addition to 77,000 in the first quarter of this year
 - for a total of 195,000 subscribers since PrimeCo opened for business last October. We continue with our aggressive network build plan to increase our PCS footprint and handle the rapid growth in subscribers and call volumes.

   "We also have a real turnaround story in Grupo Iusacell, S.A. de C.V., where we consolidated our operational and management control in February. Since then, we have launched a new consolidated brand strategy, enhanced network performance and expanded retail distribution, and we are on target for meeting our 1997 subscriber growth objectives," Babbio said.

      For Bell Atlantic NYNEX Mobile:

   The company had a 16 percent increase in operating revenues over the second quarter of 1996 and operating cash flow improvement of 19.6 percent, resulting in an operating cash flow margin of 45 percent.

   At the end of the second quarter of 1997, the company had 27.6 percent more subscribers year over year, adding 241,000 new customers in the quarter for a total of nearly 4.9 million.

   Penetration at the end of the 1997 quarter was 8.6 percent, up from 6.8 percent at the end of the year-earlier date, and churn decreased in the quarter to 1.6 percent per month.

  In other international wireless operations:

   Omnitel Pronto Italia, Bell Atlantic's consortium which provides wireless service in Italy, continued to be one of the world's fastest growing mobile operations, adding 341,000 new subscribers in the quarter for a total of 1.25 million. In the second quarter, Omnitel had continuing strong operating results and, after less than 18 months of service, earned Europe's prestigious 1997 Teleperformance Gold Award for excellence in customer care.

   EuroTel Praha, Bell Atlantic's wireless partnership in the Czech Republic, added more than 200,000 customers on its GSM (global system for mobile) network since the digital service was launched on July 7, 1996. The company has 272,000 digital and analog service customers in total.

  "There are five fundamentals for leadership in the wireless industry: a strong value proposition, direct customer access, superior network quality, world-class customer service and high-efficiency operations," Babbio said. "We are successfully applying that formula in all our properties."

   Bell Atlantic's combined wireless portfolio added some 325,000 proportionate subscribers in the second quarter of 1997, bringing its total to 3.5 million, an increase of 40 percent over the end of the second quarter of 1996. Significantly, about one third of this growth came from international operations.



Bell Atlantic Corp. (NYSE: BEL) is at the forefront of the new communications, entertainment and information industry. In the mid-Atlantic region, the company's telephone company subsidiaries are the premier providers of local telecommunications and advanced services. Globally, it is one of the largest investors in the high-growth wireless communication marketplace. Bell Atlantic also owns a substantial interest in Telecom Corporation of New Zealand and is actively developing high-growth national and international business opportunities in all phases of the industry.


####


INTERNET USERS: Bell Atlantic news releases, executive speeches, news media contacts and other useful information are available at Bell Atlantic's News Center on the World Wide Web (http://www.ba.com). To receive news releases by e-mail, visit the News Center and register for personalized automatic delivery of Bell Atlantic news releases.


BELL ATLANTIC CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)
(In millions, except per-share amounts)
                           Three months ended June 30, Six months ended June 30,
                                  1997     1996(a)          1997        1996(a)
Operating Revenues
     Transport Services:
   Local service               $1,256.9  $1,179.4         $2,445.6    $2,319.1
   Network access                 908.5     867.8          1,825.6     1,745.7
   Toll service                   328.2     350.1            664.1       719.7
Ancillary Services:
   Directory publishing           265.1     252.9            570.6       551.4
   Other                          186.8     157.4            344.5       295.7
Value-Added Services              427.0     386.4            862.0       758.3
                                ----------------------------------------------
Total Network Services Revenues 3,372.5   3,194.0          6,712.4     6,389.9

Other Services                     68.2      29.6            142.2        53.6
                                ----------------------------------------------
Total Operating Revenues        3,440.7   3,223.6          6,854.6     6,443.5

Operating Expenses
Employee costs,
  including benefits and taxes    963.1     981.8          1,917.6      1,964.2
Depreciation and amortization     685.0     638.8          1,356.4      1,267.7
Other                             893.8     850.6          1,785.3      1,659.0
                                -----------------------------------------------
Total Operating Expenses        2,541.9   2,471.2          5,059.3      4,890.9

Operating Income                  898.8     752.4          1,795.3      1,552.6

Income from unconsolidated
         businesses                59.3      94.3            106.9        165.9
Other income (expense), net        (3.5)     (2.1)            20.6         (4.4)
Interest expense                  131.4     119.8            268.9        240.6
Income before provision for
  income taxes and cumulative
  effect of change in
  accounting principle            823.2     724.8          1,653.9      1,473.5
Provision for income taxes        324.3     261.1            639.4        545.1
Income before cumulative effect
  of change in
  accounting principle            498.9     463.7          1,014.5         28.4
Cumulative effect of change in
  accounting principle:
  Directory publishing,net of tax   --        --              --          142.1

Net Income                       $498.9    $463.7         $1,014.5     $1,070.5

BELL ATLANTIC CORPORATION AND SUBSIDIARIES

(In millions, except per-share amounts)
                                        Three months ended   Six months ended
                                             June 30             June 30,
                                          1997    1996(a)     1997   1996(a)


Per Common Share amounts
   Income before cumulative effect of
    change in accounting principle        $1.14    $1.05      $2.31   $2.11

   Cumulative effect of change in
    accounting principle                    --       --         --      .32

Net Income                                $1.14    $1.05      $2.31   $2.43

Cash dividends declared per common share   $.74     $.72      $1.48    1.44(b)

Weighted average number of common
 and equivalent shares outstanding        439.5    439.6      439.7    439.9


Other Selected Data (unaudited)

                           Three months ended June 30, Six months ended June 30,
                                   1997       1996          1997       1996


Return on average common equity      26.2%       26.1%        26.6%       26.5%
Total assets                    $24,978.4   $23,771.6    $24,978.4   $23,771.6
Total employees                  66,900      60,800       66,900      60,800



(a) Restated to reflect a change in the method of accounting for directory publishing revenues and expenses, effective January 1, 1996.
(b) Includes payment of $.005 per common share for redemption of rights granted under the company's Shareholder Rights Plan.




BELL ATLANTIC CORPORATION AND SUBSIDIARIES



Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)
                                              Six months ended June 30,
                                                1997           1996

Cash Flows from Operating Activities
Net income                                     $1,014.5        $1,070.5
Depreciation and amortization                   1,356.4         1,267.7
Cumulative effect of change in accounting
     principle, net of tax                         --            (142.1)
Income from unconsolidated businesses            (106.9)         (165.9)
Dividends received from unconsolidated businesses  65.4            60.9
Other, net                                       (386.7)         (206.9)

Net Cash Provided by Operating Activities       1,942.7         1,884.2

Net Cash Used in Investing Activities          (1,052.1)       (1,115.8)

Net Cash Used in Financing Activities            (939.2)       (1,061.5)

Decrease in Cash and Cash Equivalents             (48.6)         (293.1)

Cash and Cash Equivalents, Beginning of Period    152.5           356.8

Cash and Cash Equivalents, End of Period         $103.9           $63.7

BELL ATLANTIC NYNEX MOBILE CELLULAR OPERATIONS PROFORMA (unaudited)




                                     Three months ended June 30,


                                         1997         1996      %
change
Selected Operating Data
Controlled POPs (1) (000)              56,830       55,840     1.8
Owned POPs (2) (000)                   54,944       53,788     2.1
Subscribers (000)                       4,875        3,822    27.6
Penetration (3)                          8.58%        6.84%   25.3
Churn                                     1.6%         1.7%   (0.1)
Revenues per subscriber (4)               $54          $60   (10.0)
Acquisition cost per gross add (5)       $230         $204    12.7
Cash expense per subscriber               $30          $34   (11.8)

Selected Financial Data
(Dollars in millions)
Operating revenues (6)                 $714.2       $615.6     16.0
Less:  Cost of equipment                 84.0         66.8     25.7
Net revenues                            630.2        548.8     14.8
Operating income                        176.0        153.4     14.7
Pre-tax income (7)                      167.5        139.7     19.9
Operating cash flow (8)                 282.4        236.2     19.6
Operating cash flow margin                 45%          43%     4.1
Capital expenditures
   excluding acquisitions               260.2        228.0     14.1


Footnotes:
(1) Controlled POPs represent the total number of POPs for markets in which BANM has operating control.
(2) Owned POPs represent BANM percentage ownership in all licensed markets.
(3)  Penetration is calculated by dividing subscribers by controlled POPs.
(4) Revenue per subscriber is calculated using service revenues, incollect roaming, outcollect roaming and equipment revenue. Incollect roaming revenues were $57.3 million for the three-month period ended 6/30/97 and $54.7 million for the three-month period ended 6/30/96.
(5) Acquisition costs include commission expense and net margin on sale of equipment.
(6) Operating revenues include service revenues, outcollect roaming, and equipment revenues.
(7) Pre-tax income represents the income distribution to the two equity partners, Bell Atlantic and NYNEX.
(8) Operating cash flow equals operating income plus depreciation and amortization.